(As filed with the Securities and Exchange Commission November 6, 2000)

                                                                File No. 70-9653

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     POS-AMC
                        (Post-Effective Amendment No. 1)
                                       to
                                    FORM U-1

                           APPLICATION OR DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                               WGL Holdings, Inc.
                          Washington Gas Light Company
                              Crab Run Gas Company
                              Hampshire Gas Company
                         Washington Gas Resources Corp.
                             Primary Investors, LLC
                               1100 H Street, N.W.
                             Washington, D.C. 20080

           (Names of companies filing this statement and addresses of principal executive offices)

              -----------------------------------------------------

                               WGL HOLDINGS, INC.

 (Name of top registered holding company parent of each applicant or declarant)

             -------------------------------------------------------

                               John K. Keane, Jr.
                    Senior Vice President and General Counsel
                          Washington Gas Light Company
                               1100 H Street, N.W.
                             Washington, D.C. 20080

                     (Name and address of agent for service)

            --------------------------------------------------------

The Commission is requested to mail copies of all orders, notices and other communications to:


          Douglas V. Pope, Secretary         Andrew F. MacDonald, Esq.
        Washington Gas Light Company          Thelen Reid & Priest LLP
             1100 H Street, NW              701 Pennsylvania Avenue, N.W.
          Washington, D.C. 20080               Washington, D.C. 20004

     By order dated October 13, 2000 in this proceeding (the "Original Order"), the Commission authorized WGL Holdings, Inc. ("WGL Holdings"), which will become a registered holding company,1 its wholly-owned public utility subsidiary, Washington Gas Light Company ("Washington Gas"), and certain other non-utility subsidiaries of WGL Holdings to engage in a program of external financing, intra-system financing, and various other transactions. Under the terms of the Original Order, the Commission reserved jurisdiction over the proposed participation of Washington Gas in a system money pool, pending completion of the record. The record is hereby supplemented and completed with the filing of Exhibit D-4. Exhibit D-4 is a copy of the Order of the Virginia State Corporation Commission approving the participation of Washington Gas in the system money pool arrangements.

     WGL Holdings, Washington Gas, and the other applicants named in this proceeding hereby request that the Commission issue a supplemental order releasing jurisdiction heretofore reserved under the terms of the Original Order over the participation of Washington Gas in the system money pool.


                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                        WGL HOLDINGS, INC.
                                        WASHINGTON GAS LIGHT COMPANY
                                        CRAB RUN GAS COMPANY
                                        HAMPSHIRE GAS COMPANY
                                        WASHINGTON GAS RESOURCES CORP.

                                        By: /s/ Shelley C. Jennings
                                           ------------------------------------
                                        Name:  Shelley C. Jennings
                                        Title: Treasurer


                                        PRIMARY INVESTORS, LLC

                                        By: /s/ Adrian Chapman
                                           ------------------------------------
                                        Name:  Adrian Chapman
                                        Title: Manager

Date:  November 6, 2000


------------------------
1    WGL Holdings intends to register under the Act by filing Form U5A.